Exhibit 99.1

Pitney Bowes Announces Second Quarter 2014 Results

STAMFORD, Conn.--(BUSINESS WIRE)--July 30, 2014--Pitney Bowes Inc. (NYSE:PBI) today reported financial results for the second quarter 2014.

Highlights

  Revenue of $958 million, up 1 percent as reported and flat on a constant currency basis
  Adjusted EPS from continuing operations of $0.46
  GAAP EPS from continuing operations of $0.43; GAAP EPS of $0.46
  Free cash flow of $162 million; cash from operations of $175 million
  The Company increases 2014 guidance for revenue growth and adjusted EPS from continuing operations; narrows the range for GAAP EPS from continuing operations; and reaffirms free cash flow guidance for the year

“We are pleased with our second quarter financial results, which are consistent with our long-term strategic direction,” said Marc B. Lautenbach, President and CEO, Pitney Bowes. “Our Digital Commerce business performed very well, delivering 27 percent revenue growth, while profitability in our core mailing businesses continued to improve.

“Our performance through the first six months continues to substantiate the strategy we detailed 15 months ago, and further validates our long-term economic model. We remain ahead of schedule in our multi-year journey to transform Pitney Bowes and are confident in our ability to deliver against our objectives. As a result, we are increasing our 2014 guidance for both revenue and adjusted earnings per share.”

SECOND QUARTER 2014 RESULTS

Revenue in the second quarter totaled $958 million, which was growth of 1 percent on a reported basis and flat on a constant currency basis. On a reported basis, revenue for the quarter benefited from 27 percent growth in the Digital Commerce Solutions segment. Revenue in the Small and Medium Business (SMB) Solutions group declined 3 percent, primarily resulting from an acceleration in the implementation of the channel shift strategy. The Enterprise Business Solutions revenue declined 8 percent when compared to the prior year, which included revenue from large deals in the Production Mail segment.

Adjusted earnings per diluted share from continuing operations for the second quarter 2014 were $0.46 compared with $0.46 for the second quarter 2013, which included $0.05 per share of non-recurring tax benefits. Excluding the tax benefits in the prior year, adjusted earnings per share this year increased 11 percent versus the prior year.

Second quarter earnings per diluted share from continuing operations, on a Generally Accepted Accounting Principles (GAAP) basis were $0.43. GAAP earnings per diluted share from continuing operations included a restructuring charge of $0.03 per share associated with the previously announced cost reduction plans.

GAAP earnings per diluted share of $0.46 included income from discontinued operations of $0.03 per share.

Earnings Per Share Reconciliation*	Q2 2014	Q2 2013
Adjusted EPS from continuing operations	$0.46	$0.46
Restructuring charges	($0.03)	($0.06)
GAAP EPS from continuing operations	$0.43	$0.39
Discontinued operations – income (loss)	$0.03	($0.44)
GAAP EPS	$0.46	($0.05)
* The sum of the earnings per share may not equal the totals above due to rounding.

FREE CASH FLOW RESULTS

Free cash flow for the quarter was $162 million, while on a GAAP basis the Company generated $175 million in cash from operations. In comparison to the prior year, free cash flow benefited from the timing of tax payments and growth in bank reserve deposits. During the quarter, the Company used $47 million of cash for dividends and $15 million for restructuring payments.

BUSINESS SEGMENT REPORTING

The Company’s business segment reporting reflects the clients served in each market and the way it manages these segments. The reporting segment groups are: Small & Medium Business (SMB) Solutions group; Enterprise Business Solutions group; and the Digital Commerce Solutions segment.

The Small and Medium Business (SMB) Solutions group offers mailing equipment, financing, services and supplies for small and medium businesses to efficiently create mail and evidence postage. This group includes the North America Mailing and International Mailing segments. North America Mailing includes the operations of U.S. and Canada Mailing. International Mailing includes all other SMB operations around the world.

The Enterprise Business Solutions group provides mailing equipment and services for large enterprise clients to process mail, including sortation services to qualify large mail volumes for postal worksharing discounts. This group includes the global Production Mail and Presort Services segments.

The Digital Commerce Solutions segment leverages digital and mobile channels that make the Company’s clients’ customer-facing functions more effective. This segment includes software, marketing services, a digital document exchange, shipping and ecommerce solutions.

SMB Solutions Group

	2Q 2014	Y-O-Y Change	Change ex Currency
Revenue	$524 million	(3%)	(4%)
EBIT	$183 million	3%

Within the SMB Solutions Group:

North America Mailing
	2Q 2014	Y-O-Y Change	Change ex Currency
Revenue	$371 million	(5%)	(5%)
EBIT	$157 million	0%

The North America Mailing business accelerated the implementation of the SMB go-to-market strategy, resulting in lower equipment sales revenue in the first two months of the quarter. Results in the month of June, however, were back on trend. Recurring revenue streams declined at a lesser rate than prior year, supporting the Company’s long-term stabilization objective, and benefited from continued growth in supplies revenue.

As a result of the accelerated go-to-market implementation and lower marketing spend than the previous year, EBIT margin improved during the quarter.

International Mailing
	2Q 2014	Y-O-Y Change	Change ex Currency
Revenue	$153 million	2%	(2%)
EBIT	$ 26 million	32%

The modest revenue decline, on a constant currency basis, in International Mailing resulted from lower equipment sales in Europe. However, as a result of the stabilizing installed equipment base in prior periods, the segment continues to experience an improvement in year-over-year trend for recurring revenue streams. EBIT margin improved versus the prior year due to cost reduction initiatives, including the go-to-market implementation.

Enterprise Business Solutions Group

	2Q 2014	Y-O-Y Change	Change ex Currency
Revenue	$223 million	(8%)	(8%)
EBIT	$ 33 million	(11%)

Within the Enterprise Business Solutions Group:

Worldwide Production Mail
	2Q 2014	Y-O-Y Change	Change ex Currency
Revenue	$112 million	(17%)	(18%)
EBIT	$ 11 million	(33%)

The Production Mail revenue comparison this quarter reflected the impact of several large inserting and production print equipment installations in the second quarter of the prior year. However, recurring revenue continued to benefit from an increase in supplies revenue related to growth in the production printer installed base. EBIT margin was impacted by the lower revenue and the related margin contribution.

Presort Services
	2Q 2014	Y-O-Y Change	Change ex Currency
Revenue	$111 million	4%	4%
EBIT	$ 22 million	5%

Presort Services revenue benefited from ongoing improved qualification of mail for presort discounts. EBIT margin improved versus the prior year due to lower facility costs and improved operational productivity.

Digital Commerce Solutions

	2Q 2014	Y-O-Y Change	Change ex Currency
Revenue	$211 million	27%	26%
EBIT	$ 18 million	17%

Digital Commerce Solutions revenue benefited primarily from continued strong growth in the Company’s ecommerce solutions for cross-border package delivery. The Company also experienced improved revenue growth in the other major elements of the Digital Commerce Solutions segment, including software, shipping solutions and marketing services. Software revenue benefited from license sales in the business applications vertical market. EBIT and EBIT margin reflect the benefit of revenue growth, partially offset by continued investments in ecommerce technology and infrastructure. EBIT margin was also impacted by investment in software channel specialization and increased research and development spend.

2014 GUIDANCE

This guidance discusses future results which are inherently subject to unforeseen risks and developments. As such, discussions about the business outlook should be read in the context of an uncertain future, as well as the risk factors identified in the safe harbor language at the end of this release and as more fully outlined in the Company's 2013 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission.

Based on results year-to-date and the outlook for the remainder of the year, the Company is increasing annual guidance for revenue growth and adjusted earnings per share from continuing operations and narrowing the range for GAAP earnings per share from continuing operations. The Company is reaffirming annual guidance for free cash flow.

The Company now expects:

  Revenue to be in the range of one to three percent growth when compared to the prior year versus the one percent decline to two percent growth range previously expected. Guidance excludes the impacts of currency and reflects the expected ongoing stabilization of the mail-related businesses, as well as continued growth in Digital Commerce Solutions;
  Adjusted earnings per share from continuing operations to be in the range of $1.80 to $1.90 versus the range of $1.75 to $1.90 previously expected. Guidance reflects the operational performance year-to-date; the increased revenue outlook; and the timing of investment in solutions and infrastructure, such as ERP;
  GAAP earnings per share from continuing operations to be in the range of $1.55 to $1.65 versus the range of $1.53 to $1.68 previously expected. Guidance reflects the incremental $0.03 per share charge for restructuring costs this quarter, which now total $0.06 per share year-to date and $0.19 per share of debt extinguishment costs in the first quarter.

The Company still expects:

  Free cash flow to be in the range of $475 million to $575 million.

This guidance excludes any further actions that are under consideration by the Company to streamline its operations and further reduce its cost structure.

Conference Call and Webcast

Management of Pitney Bowes will discuss the Company’s results in a broadcast over the Internet today at 8:00 a.m. EDT. Instructions for listening to the earnings results via the Web are available on the Investor Relations page of the Company’s web site at www.pb.com.

About Pitney Bowes

Pitney Bowes provides technology solutions for small, mid-size and large firms that help them connect with customers to build loyalty and grow revenue. Many of the company’s solutions are delivered on open platforms to best organize, analyze and apply both public and proprietary data to two-way customer communications. Pitney Bowes includes direct mail, transactional mail and call center communications in its solution mix along with digital channel messaging for the Web, email and mobile applications.

Pitney Bowes: Every connection is a new opportunity™ www.pb.com

The Company's financial results are reported in accordance with generally accepted accounting principles (GAAP). The Company uses measures such as adjusted earnings per share, adjusted income from continuing operations and free cash flow to exclude the impact of special items like restructuring charges, tax adjustments, and goodwill and asset write-downs, because, while these are actual Company expenses, they can mask underlying trends associated with its business. Such items are often inconsistent in amount and frequency and as such, the adjustments allow an investor greater insight into the current underlying operating trends of the business.

The use of free cash flow provides investors insight into the amount of cash that management could have available for other discretionary uses. It adjusts GAAP cash from operations for capital expenditures, as well as special items like cash used for restructuring charges, unusual tax settlements or payments and contributions to its pension funds. Management uses segment EBIT to measure profitability and performance at the segment level. EBIT is determined by deducting the related costs and expenses attributable to the segment. Segment EBIT excludes interest, taxes, general corporate expenses not allocated to a particular business segment, restructuring charges and goodwill and asset impairments, which are recognized on a consolidated basis. In addition, financial results are presented on a constant currency basis to exclude the impact of changes in foreign currency exchange rates since the prior period under comparison. Constant currency measures are intended to help investors better understand the underlying operational performance of the business excluding the impacts of shifts in currency exchange rates over the intervening period.

Pitney Bowes has provided a quantitative reconciliation to GAAP in supplemental schedules. This information may also be found at the Company's web site www.pb.com/investorrelations.

This document contains “forward-looking statements” about its expected or potential future business and financial performance. For us forward-looking statements include, but are not limited to, statements about its future revenue and earnings guidance and other statements about future events or conditions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: mail volumes; the uncertain economic environment; timely development, market acceptance and regulatory approvals, if needed, of new products; fluctuations in customer demand; changes in postal regulations; interrupted use of key information systems; management of outsourcing arrangements; the implementation of a new enterprise resource planning system; changes in business portfolio; foreign currency exchange rates; changes in our credit ratings; management of credit risk; changes in interest rates; the financial health of national posts; and other factors beyond its control as more fully outlined in the Company's 2013 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.

Note: Consolidated statements of income; revenue and EBIT by business segment; and reconciliation of GAAP to non-GAAP measures for the three and six months ended June 30, 2014 and 2013, and consolidated balance sheets at June 30, 2014 and December 31, 2013 are attached.

Pitney Bowes Inc.
Consolidated Statements of Income
(Unaudited)

(Dollars in thousands, except per share data)
	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Revenue:
Equipment sales	$191,518	$225,224	$380,574	$421,991
Supplies	76,284	71,275	155,801	144,493
Software	109,065	100,482	200,620	187,494
Rentals	122,443	129,404	246,022	258,518
Financing	107,644	112,820	217,694	226,707
Support services	158,190	160,303	316,442	322,892
Business services	193,306	151,154	378,794	297,930

Total revenue	958,450	950,662	1,895,947	1,860,025

Costs and expenses:
Cost of equipment sales	88,818	112,079	171,352	206,622
Cost of supplies	23,505	22,246	47,659	45,092
Cost of software	33,484	25,604	63,648	50,395
Cost of rentals	25,193	25,114	50,637	51,512
Financing interest expense	20,413	18,951	40,066	37,970
Cost of support services	96,722	99,337	195,703	201,866
Cost of business services	135,024	108,168	263,960	210,523
Selling, general and administrative	338,384	353,923	689,759	705,577
Research and development	28,649	27,331	54,841	56,582
Restructuring charges	8,299	19,031	18,140	19,031
Other interest expense	22,714	31,347	47,631	62,086
Interest income	(1,232)	(1,302)	(2,085)	(3,050)
Other expense, net	-	-	61,657	25,121

Total costs and expenses	819,973	841,829	1,702,968	1,669,327

Income from continuing operations before income taxes	138,477	108,833	192,979	190,698

Provision for income taxes	46,335	24,218	54,371	42,013

Income from continuing operations	92,142	84,615	138,608	148,685

Income (loss) from discontinued operations, net of tax	6,717	(89,254)	9,518	(81,224)

Net income (loss) before attribution of noncontrolling interests	98,859	(4,639)	148,126	67,461

Less: Preferred stock dividends of subsidiaries attributable
to noncontrolling interests	4,594	4,594	9,188	9,188

Net income (loss) - Pitney Bowes Inc.	$94,265	$(9,233)	$138,938	$58,273

Amounts attributable to common stockholders:
Income from continuing operations	$87,548	$80,021	$129,420	$139,497
Income (loss) from discontinued operations	6,717	(89,254)	9,518	(81,224)

Net income (loss) - Pitney Bowes Inc.	$94,265	$(9,233)	$138,938	$58,273

Basic earnings per share attributable to common stockholders (1):
Continuing operations	0.43	0.40	0.64	0.69
Discontinued operations	0.03	(0.44)	0.05	(0.40)

Net income (loss) - Pitney Bowes Inc.	$0.47	$(0.05)	$0.69	$0.29

Diluted earnings per share attributable to common stockholders (1):
Continuing operations	0.43	0.39	0.63	0.69
Discontinued operations	0.03	(0.44)	0.05	(0.40)

Net income (loss) - Pitney Bowes Inc.	$0.46	$(0.05)	$0.68	$0.29

(1)	The sum of the earnings per share amounts may not equal the totals above due to rounding.

Pitney Bowes Inc.
Consolidated Balance Sheets
(Unaudited in thousands, except per share data)

Assets	June 30, 2014	December 31, 2013 (1)
Current assets:
Cash and cash equivalents	$1,005,901	$907,806
Short-term investments	23,976	31,128

Accounts receivable, gross	423,103	482,949
Allowance for doubtful accounts receivable	(13,589)	(13,149)
Accounts receivable, net	409,514	469,800

Finance receivables	1,071,415	1,127,261
Allowance for credit losses	(22,852)	(24,340)
Finance receivables, net	1,048,563	1,102,921

Inventories	101,252	103,580
Current income taxes	31,580	28,934
Other current assets and prepayments	125,540	147,067
Assets held for sale	46,976	46,976

Total current assets	2,793,302	2,838,212

Property, plant and equipment, net	242,742	245,171
Rental property and equipment, net	215,793	226,146

Finance receivables	885,818	974,972
Allowance for credit losses	(10,819)	(12,609)
Finance receivables, net	874,999	962,363

Investment in leveraged leases	33,431	34,410
Goodwill	1,728,385	1,734,871
Intangible assets, net	102,760	120,387
Non-current income taxes	66,598	73,751
Other assets	538,073	537,397

Total assets	$6,596,083	$6,772,708

Liabilities, noncontrolling interests and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$1,504,887	$1,644,582
Current income taxes	191,687	157,340
Notes payable and current portion of long-term obligations	274,879	-
Advance billings	439,038	425,833

Total current liabilities	2,410,491	2,227,755

Deferred taxes on income	39,509	39,701
Tax uncertainties and other income tax liabilities	166,920	190,645
Long-term debt	2,964,843	3,346,295
Other non-current liabilities	436,194	466,766

Total liabilities	6,017,957	6,271,162

Noncontrolling interests (Preferred stockholders' equity in subsidiaries)	296,370	296,370

Stockholders' equity:
Cumulative preferred stock, $50 par value, 4% convertible	1	4
Cumulative preference stock, no par value, $2.12 convertible	563	591
Common stock, $1 par value	323,338	323,338
Additional paid-in-capital	172,565	196,977
Retained Earnings	4,778,506	4,715,564
Accumulated other comprehensive loss	(559,351)	(574,556)
Treasury Stock, at cost	(4,433,866)	(4,456,742)

Total Pitney Bowes Inc. stockholders' equity	281,756	205,176

Total liabilities, noncontrolling interests and stockholders' equity	$6,596,083	$6,772,708

(1)	Certain prior year amounts have been revised.

Pitney Bowes Inc.
Revenue and EBIT
Business Segments
June 30, 2014
(Unaudited)

(Dollars in thousands)	Three Months Ended June 30,
			%
	2014	2013	Change
Revenue

North America Mailing	$371,194	392,197	(5%)
International Mailing	153,260	150,357	2%
Small & Medium Business Solutions	524,454	542,554	(3%)

Production Mail	111,756	134,422	(17%)
Presort Services	111,281	106,961	4%
Enterprise Business Solutions	223,037	241,383	(8%)

Digital Commerce Solutions	210,959	166,725	27%

Total revenue	$958,450	$950,662	1%

EBIT (1)

North America Mailing	$156,781	$157,518	-
International Mailing	26,449	20,075	32%
Small & Medium Business Solutions	183,230	177,593	3%

Production Mail	10,558	15,787	(33%)
Presort Services	22,412	21,246	5%
Enterprise Business Solutions	32,970	37,033	(11%)

Digital Commerce Solutions	17,929	15,363	17%

Total EBIT	$234,129	$229,989	2%

Unallocated amounts:
Interest, net (2)	(41,895)	(48,996)
Corporate and other expenses	(45,458)	(53,129)
Restructuring charges	(8,299)	(19,031)

Income from continuing operations before income taxes	$138,477	$108,833

(1)	Earnings before interest and taxes (EBIT) excludes general corporate expenses and restructuring charges.
(2)	Interest, net includes financing interest expense, other interest expense and interest income.

Pitney Bowes Inc.
Revenue and EBIT
Business Segments
June 30, 2014
(Unaudited)

(Dollars in thousands)	Six Months Ended June 30,
			%
	2014	2013	Change
Revenue

North America Mailing	$752,221	781,033	(4%)
International Mailing	306,528	303,333	1%
Small & Medium Business Solutions	1,058,749	1,084,366	(2%)

Production Mail	216,972	243,875	(11%)
Presort Services	227,772	217,861	5%
Enterprise Business Solutions	444,744	461,736	(4%)

Digital Commerce Solutions	392,454	313,923	25%

Total Revenue	$1,895,947	$1,860,025	2%

EBIT (1)

North America Mailing	$317,119	$305,976	4%
International Mailing	51,268	37,465	37%
Small & Medium Business Solutions	368,387	343,441	7%

Production Mail	18,295	23,619	(23%)
Presort Services	46,308	44,734	4%
Enterprise Business Solutions	64,603	68,353	(5%)

Digital Commerce Solutions	27,460	15,084	82%

Total EBIT	$460,450	$426,878	8%

Unallocated amounts:
Interest, net (2)	(85,612)	(97,006)
Corporate and other expenses	(102,062)	(95,022)
Restructuring charges	(18,140)	(19,031)
Other expense, net	(61,657)	(25,121)

Income from continuing operations before income taxes	$192,979	$190,698
(1)	Earnings before interest and taxes (EBIT) excludes general corporate expenses and restructuring charges.
(2)	Interest, net includes financing interest expense, other interest expense and interest income.

Pitney Bowes Inc.
Reconciliation of Reported Consolidated Results to Adjusted Results
(Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

GAAP income from continuing operations
after income taxes, as reported	$87,548	$80,021	$129,420	$139,497
Restructuring charges	5,577	13,126	12,258	13,126
Extinguishment of debt	-	-	37,833	15,325
Income from continuing operations
after income taxes, as adjusted	$93,125	$93,147	$179,511	$167,948

GAAP diluted earnings per share from
continuing operations, as reported	$0.43	$0.39	$0.63	$0.69
Restructuring charges	0.03	0.06	0.06	0.06
Extinguishment of debt	-	-	0.19	0.08
Diluted earnings per share from continuing
operations, as adjusted	$0.46	$0.46	$0.88	$0.83

GAAP net cash provided by operating activities,
as reported	$174,831	$146,875	$280,447	$279,035
Capital expenditures	(42,207)	(34,602)	(72,350)	(73,441)
Restructuring payments	14,593	10,980	33,530	27,255
Reserve account deposits	11,803	1,138	(3,356)	(26,189)
Extinguishment of debt	3,300	-	61,657	25,121

Free cash flow, as adjusted	$162,320	$124,391	$299,928	$231,781

Note: The sum of the earnings per share amounts may not equal the totals above due to rounding.

Pitney Bowes Inc.
Reconciliation of Reported Consolidated Results to Adjusted Results
(Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

GAAP income from continuing operations
after income taxes, as reported	$87,548	$80,021	$129,420	$139,497
Restructuring charges	5,577	13,126	12,258	13,126
Extinguishment of debt	-	-	37,833	15,325
Income from continuing operations
after income taxes, as adjusted	93,125	93,147	179,511	167,948
Provision for income taxes, as adjusted	49,057	30,123	84,077	57,715
Preferred stock dividends of subsidiaries
attributable to noncontrolling interests	4,594	4,594	9,188	9,188
Income from continuing operations before income taxes, as adjusted	146,776	127,864	272,776	234,851
Interest, net	41,895	48,996	85,612	97,006
Adjusted EBIT from continuing operations	188,671	176,860	358,388	331,857
Depreciation and amortization	49,122	52,667	92,863	103,199
Adjusted EBITDA from continuing operations	$237,793	$229,527	$451,251	$435,056

CONTACT:
Pitney Bowes Inc.
Editorial:
Bill Hughes, 203-351-6785
Chief Communications Officer
or
Financial:
Charles F. McBride, 203-351-6349
VP, Investor Relations
or
Website:
www.pitneybowes.com